Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-196742 on Form S-4 of Crown Castle REIT Inc. of our report dated June 11, 2014 relating to the balance sheet of Crown Castle REIT Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

September 17, 2014